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                                                                   Exhibit 10.11

                                1999 OPTION PLAN
                                       OF
                                  KBKIDS.COM LLC


         1. PURPOSE OF THE PLAN. This 1999 Option Plan of KBKids.com LLC adopted on this 6th day of July, 1999, is intended to enable officers, managers and other key employees and consultants of the Company and its subsidiaries and affiliates to acquire or increase their ownership of membership interests of the Company on reasonable terms. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.

         2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

                  2.1      "BOARD" means the Board of Managers of KBKids.com
         LLC.

                  2.2 "CHANGE IN CONTROL" means a change in control of the Company as a result of the occurrence of any of the following events:

                  (a) any Person other than an Exempt Person (an "Acquiring Person") is or becomes the beneficial owner, directly or indirectly, of Units of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding Units, other than either in connection with an issuance of Units or series of related issuances of Units approved by the Board (which Board must include at least a majority who were Continuing Managers and which transaction or series of related transactions must have been approved by a majority of the Continuing Managers) or as the result of the reduction in the number of issued




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         and outstanding Units pursuant to a transaction or series of related transactions approved by the Board;

                  (b) there shall cease to be a majority of the Board comprised of Continuing Managers, other than in connection with a Capital Markets Transaction; or

                  (c) (i) the Members of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the Members of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (other than to a more than fifty percent (50%) subsidiary or other controlled person of the Company or other than pursuant to the incorporation of the Company).

         2.3 "CAPITAL MARKETS TRANSACTION" means an underwritten public offering of equity securities by an affiliate of the Company (the "Public Entity") approved by the Board pursuant to Section 6.3 of the Operating Agreement.

         2.4 "CLASS C MEMBER" means a Class C Member of the Company as defined in the Company's Operating Agreement.

         2.5 "CODE" means the Internal Revenue Code of 1986, as amended, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in

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lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

         2.6 "COMMITTEE" means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

         2.7 "COMPANY" means KBKids.com LLC

         2.8 "CONTINUING MANAGER" means a Manager of the Company who is not an Acquiring Person or an affiliate or associate thereof or any of their representatives and who was either a Manager of the Company before any Person became an Acquiring Person or whose nomination or election to the Board was recommended or approved by a majority of the then Continuing Managers or by an Exempt Person.

         2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

         2.10 "EXEMPT PERSON" means the Company, any subsidiary thereof, any employee benefit plan of the Company or any affiliate or more than fifty percent (50%) subsidiary thereof, any entity holding Units for or pursuant to the terms of any such plan, and any Member as of the close of business on the date the Plan is adopted by the Board or any affiliate of any such Member.

         2.11 "FAIR MARKET VALUE" means with respect to the Units, the fair market value determined in good faith by the Board, or the Committee if one has been appointed, in its



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discretion, which determination may, but need not, be based on (i) the advice of an independent financial advisor (which may be the Company's regular outside auditors) or (ii) the last known price per Unit paid by a purchaser in an arm's length transaction.

         2.12 "MANAGER" means a Manager of the Company as defined in the Company's Operating Agreement.

         2.13 "MEMBER" means a Member of the Company as defined in the Company's Operating Agreement.

         2.14 "OPERATING AGREEMENT" means the Company's Operating Agreement dated as of June 25, 1999, as the same may be amended from time to time.

         2.15 "OPTION" means the right to purchase the number of Units specified by the Board, or the Committee if one has been appointed, at a price and for a term fixed by the Board, or the Committee if one has been appointed, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Board or the Committee, as the case may be, may impose.

         2.16 "OPTION AGREEMENT" means a written agreement in such form as may be, from time to time, hereafter approved by the Board, or the Committee if one has been appointed, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of an Option under the Plan.

         2.17 "PARTICIPANTS" means officers (including officers who are members of the Board), managers and other key employees and consultants of the Company or any of its subsidiaries or affiliates.


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                  2.18 "PERSON" means any individual, partnership, corporation, trust, limited liability company, or other entity.

                  2.19 "PLAN" means the 1999 Option Plan of KBKids.com LLC.

                  2.20 "UNITS" means units of membership interest of the Company or, if by reason of the adjustment provisions contained herein, any rights under an Option under the Plan pertain to any other security, such other security.

                  2.21 "SUCCESSOR" means (i) the legal representative of the estate of a deceased Participant, (ii) the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Participant or (iii) the beneficiary or beneficiaries designated by the Participant for any Option granted to the Participant that is outstanding at the time of his death.

                  2.22 "TERM" means the period during which a particular Option may be exercised.

         3. UNITS SUBJECT TO THE PLAN. There will be reserved for use, upon the issuance, vesting or exercise of Options to be granted from time to time under the Plan, an aggregate of Six Million (6,000,000) Units, which Units may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Units, or issued Units which shall have been reacquired by the Company, but which shall in any case entitle the holder to the rights and obligations accorded to Class C Members of the Company. Any Units subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration, forfeiture or termination of any such Option prior to issuance of the Units shall once again be available for issuance in satisfaction of Options.


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         4. ADMINISTRATION OF THE PLAN. The Board shall be invested with the responsibility for the administration of the Plan; provided, however, that the Board may appoint a Committee which shall be invested with the responsibility for the administration of the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Participants to whom Options shall be granted, the number of Units to be covered by each of the Options, and the terms of any such Option; to amend or cancel Options (subject to Section 16 of the Plan); to accelerate the vesting of Options; to require the cancellation or surrender of any previously granted awards under this Plan or any other plans of the Company as a condition to the granting of an Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee.



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         5. PARTICIPANTS TO WHOM OPTIONS MAY BE GRANTED. Options may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Participants as the Board, or the Committee if one has been appointed, in its discretion, shall determine. In determining the Participants to whom Options shall be granted and the number of Units to be issued or subject to purchase or issuance under such Options, the Board, or the Committee if one has been appointed, shall take into account the recommendations of the Company's management as to the duties of the respective Participants, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Board or the Committee, as the case may be, shall deem relevant in connection with accomplishing the purposes of the Plan.

         6. OPTION TERMS AND CONDITIONS.

                  6.1 OPTION PRICE. The option price per Share of any Option granted under the Plan shall be the Fair Market Value of the Units covered by the Option on the date the Option is granted unless the Board, or the Committee if one has been appointed, in its sole discretion, determines to set the option price at an amount less than or greater than the Fair Market Value of the Units on such date.

                  6.2 TERM OF OPTIONS. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Option Agreement issued hereunder shall specify the Term of the Option, which shall be determined by the Board, or the Committee if one has been appointed, in accordance with its discretionary authority hereunder.



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                  6.3 OTHER OPTION TERMS AND CONDITIONS. Each Option or each
         Option Agreement setting forth an Option shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board, or the Committee if one has been appointed.

         7. DATE OF GRANT. The date of grant of an Option granted hereunder shall be the date on which the Board, or the Committee if one has been appointed, acts in granting the Option or, if later, such other date as the Board or the Committee, as the case may be, shall specify.

         8. EXERCISE OF RIGHTS UNDER OPTIONS. A Participant entitled to exercise an Option shall do so by delivery of a written notice to that effect specifying the number of Units with respect to which the Option is being exercised and any other relevant information the Board, or the Committee if one has been appointed, may require. The notice shall be accompanied by payment in full of the purchase price of any Units to be purchased, which payment may be made in cash or, with the Board's approval, or the Committee's approval if one has been appointed, in Units that have been held for at least six (6) months valued at their Fair Market Value on the date of exercise or, upon the approval of the Board, or the Committee if one has been appointed, by a combination of cash and Units. No Units shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's President, or such other person as the Board, or the Committee if one has been appointed, may designate.

         9. RIGHTS OF OPTION HOLDER. Subject to the provisions in Sections 14 and 17 of this Plan, the holder of an Option shall not have any of the rights of a Member with respect to the Units subject to purchase or receipt under the Option, except to the extent that the holder has exercised the


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Option for those Units in accordance with the terms of the Option Agreement applicable to such Option and paid the full exercise price for the purchased Units to the Company.

         10. NONTRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Board, or the Committee if one has been appointed, and set forth in an Option Agreement, an Option shall not be transferable other than: (a) by will or the laws of descent and distribution or pursuant to any beneficiary designation in effect for said Option at the time of the holder's death, and an Option subject to exercise may be exercised, during the lifetime of the holder of the Option, only by the holder or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder.

         11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CAPITAL MARKETS TRANSACTION.

         (a) In the event of changes in all of the outstanding Units by reason of Unit dividends, Unit splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of Units, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash distributions being declared with respect to the Units, or similar transactions or events, the number and class of Units available under the Plan in the aggregate, the number and class of Units subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Board, or the Committee if one has been appointed (which adjustment may, but need not, include payment to the holder of an Option, in cash or in securities, in an amount equal to the difference between the price at which such Option may be exercised and the then current fair market value of the Units subject to such



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Option as equitably determined by the Board or the Committee, as the case may
be) in order to prevent the diminution or enlargement of benefits thereunder. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Board, or the Committee if one has been appointed, in its sole discretion.

                  (b) On or before the closing of a Capital Markets Transaction, the Company shall cause the Public Entity to adopt (a) an incentive equity plan,
(b) either assume all outstanding Options granted under the Plan or to replace all outstanding Options granted under the Plan with comparable options that preserve the spread, exercise period and vesting periods of such Options and that neither enlarges or diminishes the benefits thereunder and (c) use its best efforts to register the shares underlying the Public Entity options as promptly as practicable following the closing of the Capital Markets Transaction on a Form S-8 (or successor form), to the extent eligible to be registered on a Form S-8 (or successor form). Upon such assumption or issuance of comparable replacement Options, all outstanding Options granted under the Plan shall automatically terminate.

         12. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan or any Option Agreement, in the case of a Change in Control of the Company:

                  (a) If the Change in Control of the Company is described in
         Section 2.2(a) or 2.2(b) of the Plan, the Board, or the Committee if one has been appointed, may, in its discretion, taking into account the purposes of this Plan, determine, on a case by case basis, that each Option granted under the Plan shall, subject to the following provisions, terminate thirty (30) days after the occurrence of such Change in Control but, in the event of any such termination, an Option holder shall have the right, commencing at least five (5) days prior



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to such Change in Control and subject to any other limitation on the exercise of such Option in effect on the date of exercise to immediately exercise any Options in full, without regard to any vesting limitations, to the extent they shall not have been theretofore exercised.

                  (b) If the Change in Control of the Company is described in
Section 2.2(c) of the Plan, then (i) the Board, or the Committee if one has been appointed, shall use its best efforts to cause the acquiring or successor entity to either assume all outstanding Options granted under the Plan or to replace all outstanding Options granted under the Plan with comparable options which preserve the spread, exercise period and vesting periods of such Options; (ii) all outstanding Options granted under the Plan that are not so assumed or replaced with comparable options shall become exercisable in full immediately prior to, and conditioned upon, the closing of the transaction (a "Corporate Transaction") the approval of which resulted in a Change in Control described in
Section 2.2(c) of the Plan and written notice of such acceleration shall be given to the holders of all non-assumed or non-replaced Options at least ten
(10) days prior to the date of the closing of the Corporate Transaction; and
(iii) all outstanding Options granted under the Plan shall automatically terminate upon the closing of the Corporate Transaction.

         13. FORMS OF OPTIONS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or by the Members of the Company shall constitute the granting of any Option. An Option shall be granted hereunder only by action taken by the Board, or the Committee if one has been appointed, in granting an Option. Whenever the Board, or the Committee if one has been appointed, shall designate a Participant for the receipt of an Option, the Company's Secretary, or such other person as the Board or the Committee, as the case may be, may designate, shall



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forthwith send notice thereof to the Participant, in such form as the Board or the Committee, as the case may be, shall approve, stating the number of Units subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement in such form as may from time to time hereafter be approved by the Board, or the Committee if one has been appointed, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Options is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Participant to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise or receipt of any Option.

         14. TAXES. The Company shall have the right to require a person entitled to receive Units pursuant to the receipt, vesting or exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Units before the Units are issued in such person's name. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in Units or from any other amounts payable any time thereafter to the Participant.

         15. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date hereof, and an Option shall not be granted under the Plan after that date although the terms of any Options may be amended at any date prior to the end of its Term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

         16. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board in the manner prescribed in the Operating Agreement. Notwithstanding the



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discretionary authority granted to the Board, or the Committee, if one has been appointed, in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

         17. ADMISSION AS CLASS C MEMBER ON EXERCISE OR GRANT. The issuance of Units to a holder of an Option pursuant to the exercise of an Option, and the admission of such holder as a Class C Member with respect to such Units, may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Units. The Board, or the Committee if one has been appointed, may, in its sole discretion, require a Participant to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the admission of the Participant as a Class C Member.

         18. FEES AND COSTS. The Company shall pay all original issue taxes on the issuance or exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

         19. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when approved by the Board.

         20. OTHER PROVISIONS. As used in the Plan, and in Options and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The



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captions used in the Plan and in such Options and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

         21. OHIO LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Ohio.










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